EXHIBIT 3(C)

                          CERTIFICATE OF AMENDMENT TO
                         CERTIFICATE OF INCORPORATION
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                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                    IBF VI-PARTICIPATING INCOME CORPORATION


     IBF VI - PARTICIPATING INCOME CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted by resolutions approved by the Corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     Amendment. The Certificate of Incorporation of the corporation is amended by striking Article I in its entirety and replacing therefor:

                                   ARTICLE I
                                     NAME

     The name of the Corporation is IBF VI - Secured Lending Corporation.

     IN WITNESS WHEREOF, IBF VI - Participating Income Corporation has caused this Certificate to be signed by its duly authorized officer this 10th day of May, 2000.


                                 IBF VI - PARTICIPATING INCOME CORPORATION


                                 By: /s/ Simon A. Hershon
                                     ----------------------------
                                     Name:  Simon A. Hershon
                                     Title: President